UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 27, 2014 (May 30, 2014)

Date of Report (Date of earliest event reported)

Caesars Entertainment

Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2014, subject to required regulatory approvals, Caesars Entertainment Operating Company, Inc.’s (“CEOC”) Board of Directors (the “CEOC Board”) elected David Bonderman, Kelvin Davis, Marc Rowan, David Sambur, Ronen Stauber and Steven Winograd to serve as members of the CEOC Board. Each of Messrs. Bonderman, Davis, Rowan and Sambur (collectively, the “CEC Board Members”) is a member of Caesars Entertainment Corporation’s (“CEC”) Board of Directors (the “CEC Board”), which owns a majority of CEOC’s outstanding common stock. Interested parties should refer to “Certain Relationships and Related Party Transactions” in CEC’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2014, for more information regarding certain transactions between CEC and the CEC Board Members.

On June 27, 2014, in connection with the appointment of Messrs. Bonderman, Davis, Rowan, Sambur, Stauber and Winograd to the CEOC Board, Eric Hession resigned from the CEOC Board effective upon the effectiveness of the appointment of the new directors.

Item 7.01 Regulation FD Disclosure.

On June 27, 2014, CEC issued a press release announcing the closing of Showboat Atlantic City. A copy of the press release is furnished as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEOC’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01 Other Events.

CEOC 2014 Performance Incentive Plan

On May 30, 2014, the members of the Human Resources Committee (the “Committee”) of the CEC Board authorized the CEOC Board to adopt the 2014 Performance Incentive Plan (the “CEOC PIP”), and, also on such date, the CEOC Board adopted the CEOC PIP. Subject to adjustments in connection with certain changes in capitalization, the maximum number of shares of common stock of CEOC, par value $0.01 per share (the “CEOC Common Stock”), that may be delivered by CEOC pursuant to awards under the CEOC PIP is 86,936 (the “Share Limit”). On May 30, 2014, CEOC granted a number of fully vested, nonforfeitable shares of CEOC Common Stock to various individuals (including directors and officers of CEOC and various employees), in the aggregate, equal to the Share Limit.

Notice of Automatic Release of CEC’s Guarantee

On May 5, 2014, CEOC ceased to be a wholly owned subsidiary of CEC, as a result of which CEC’s guarantee of CEOC’s outstanding secured and unsecured notes was automatically released in accordance with the terms of the indentures governing the applicable notes. Please refer to CEC’s and CEOC’s Current Report on Form 8-K filed on May 6, 2014 for additional details.

CEOC has provided notice to the trustees of its outstanding senior secured notes, second-priority senior secured notes, 10.75% senior notes due 2016 and 10.75% / 11.5% senior toggle notes due 2018 that CEOC elected to effect the automatic release of CEC’s guarantee of each such series of notes for the additional reason that the guarantee of other notes specified in the applicable indentures had been released.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Text of press release, dated June 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: June 27, 2014	By:	/s/ Scott E. Wiegand
Name: Scott E. Wiegand
Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release, dated June 27, 2014